POE & BROWN, INC.
                    Schedule 14A Information

            Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Poe & Brown, Inc.
        (Name of Registrant as Specified In Its Charter)

          _____________________________________________
  (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          __________________________________________
     (2)  Aggregate number of securities to which transaction
     applies:
          _________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ________________________________________________
     (4)  Proposed maximum aggregate value of transaction:
          ________________________________________________
     (5)  Total fee paid:
          ________________________________________________
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
          _________________________________________________
     (2)  Form, Schedule or Registration Statement No.:
          _________________________________________________
     (3)  Filing Party:
          _________________________________________________
     (4)  Date Filed:
          _________________________________________________

<PAGE 2>



                                             March 24,1998




Dear Shareholder:

     You are invited to attend the Annual Meeting of Shareholders of Poe & Brown, Inc. (the "Company"), which will be held at the Company's executive offices at 220 South Ridgewood Avenue, Daytona Beach, Florida, on Wednesday, April 29, 1998, at 9:00 a.m.

      The notice of meeting and proxy statement on the following pages cover the formal business of the Meeting. Whether or not you expect to attend the Meeting, please sign and return your proxy card promptly in the enclosed envelope to assure that your stock will be represented at the Meeting. If you decide to attend the Annual Meeting and vote in person, you will, of course, have that opportunity.

      Your continuing interest in the business of the Company is gratefully acknowledged. We hope many shareholders will attend the Meeting.

                                   Sincerely,

                                   /s/ J. HYATT BROWN

                                   J. Hyatt Brown
                                     Chairman   of   the   Board, President
                                    and Chief Executive Officer
<PAGE 3>

                        POE & BROWN, INC.

220 South Ridgewood Avenue                   401 E. Jackson
Street, Suite 1700
Daytona Beach, Florida 32114                 Tampa, Florida 33602

                  ____________________________


            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         April 29, 1998

     The Annual Meeting of Shareholders of Poe & Brown, Inc. will be held in the fourth floor conference room of the Company's executive offices at 220 South Ridgewood Avenue, Daytona Beach, Florida, on Wednesday, April 29, 1998, at 9:00 a.m., for the following purposes:

     1.   To elect eight (8) directors;

     2.   To  approve  a  proposal to amend  the  Company's
          Articles of Incorporation to increase the number of shares of the Company's authorized common stock from 18,000,000 to 70,000,000;

     3.   To  approve  an amendment to the  Company's  1990
          Employee  Stock Purchase Plan to reserve an  additional
          375,000 shares of common stock for issuance thereunder;

     4.   To  approve  an amendment to the Company's  Stock
          Performance  Plan  to  reserve  an  additional  300,000
          shares of common stock for issuance thereunder;

     5. To transact such other business as may properly come before the Meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on March 6, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual
Meeting.

      Shareholders are requested to vote, date, sign and promptly return the enclosed proxy in the envelope provided for that purpose, whether or not they intend to be present at the meeting.

                                  By  Order  of  the  Board of Directors

                                   /s/ LAUREL L. GRAMMIG

                                   Laurel L. Grammig
                                   Secretary
Tampa, Florida
March 24, 1998

<PAGE 4>
                        POE & BROWN, INC.

                         PROXY STATEMENT


        ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

      This Proxy Statement is first being sent to shareholders on or about March 24, 1998 in connection with the solicitation of proxies by the Board of Directors of Poe & Brown, Inc. (the "Company"), to be voted at the Annual Meeting of Shareholders to be held at the Company's executive offices in Daytona Beach, Florida at 9:00 a.m. on Wednesday, April 29, 1998, and at any adjournment thereof (the "Meeting"). The close of business on March 6, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, the Company had outstanding 13,221,016 shares of $.10 par value common stock, entitled to one vote per share.

       Shares represented by duly executed proxies in the accompanying form received by the Company prior to the Meeting will be voted at the Meeting. If a shareholder specifies in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxy will be voted as specified. If a proxy card is signed and returned without specifying a vote or an abstention on any proposal, the shares represented by such proxy will be voted according to the recommendation of the Board of Directors on that proposal. The Board of Directors recommends a vote FOR the election of the directors and each of the other proposals specified in this Proxy Statement. The Board of Directors knows of no other matters that may be brought before the Meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

       Shareholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. A shareholder who signs and returns a proxy may revoke it at any time before it is voted by taking one of the following three actions: (i) giving written notice of the revocation to the Secretary of the Company; (ii) executing and delivering a proxy with a later date; or (iii) voting in person at the Meeting. Votes cast by proxy or in person at the Meeting will be tabulated by the Company's transfer agent, First Union National Bank of North Carolina, and by one or more inspectors of election appointed at the Meeting, who will also determine whether a quorum is present for the transaction of business.

      A shareholder who abstains from voting on any proposal will be included in the number of shareholders present at the Meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees for director or any of the other proposals. Brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients, may vote their clients' proxies in their own discretion.

      The expense of preparing, printing and mailing proxy materials to shareholders of the Company will be borne by the Company. In addition to solicitations by mail, regular employees of the Company may solicit proxies on behalf of the Board of Directors in person or by

<PAGE 5>

telephone.   The  Company  has  also retained  Corporate Investor
Communications, Inc., of  Carlstadt, New Jersey, to aid solicitation by mail for a fee of approximately  $4,500, which will be paid by the
Company.   The Company  will also reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company's stock.

       The  executive offices of the Company are located  at  220
South Ridgewood Avenue, Daytona Beach, Florida 32114 (telephone number (904) 252-9601) and 401 East Jackson Street, Suite 1700,
Tampa, Florida 33602 (telephone number (813) 222-4100).

<PAGE 6>
              SECURITY OWNERSHIP OF MANAGEMENT AND
                    CERTAIN BENEFICIAL OWNERS

       The following table sets forth, as of March 6, 1998, information as to the Company's common stock beneficially owned by (i) each director of the Company, (ii) each executive officer named in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group, and (iv) any person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's common stock.


                                   Amount and Nature of
Name of Beneficial Owner         Beneficial Ownership(1)(2)          Percent
________________________         _________________________           _______

J. Hyatt Brown(3)                      2,800,066                     21.2%
  220 South Ridgewood Avenue
  Daytona Beach, Florida  32114
Samuel P. Bell, III(4)                     1,500                     *
Bradley Currey, Jr. (5)                   37,500                     *
Jim W. Henderson(6)                      121,837                     *
Kenneth E. Hill(7)                         6,048                     *
Theodore J. Hoepner                        1,500                     *
David H. Hughes                            1,500                     *
Jan E. Smith                               1,905                     *
William A. Zimmer                          2,497                     *
Laurel L. Grammig                          7,644                     *
T. Rowe Price Associates, Inc.(8)      1,497,900                     11.3%
 100 E. Pratt Street
 Baltimore, MD 21202
All directors and executive
 officers as a group (10 persons)      2,981,997                     22.6%

________________
*Less than 1%

 (1) Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person has or shares voting power and/or investment power. The Company has been informed that all shares shown are held of record with sole voting and investment power, except as otherwise indicated. All share numbers reflect a three-for-two stock split effected by the Company on February 27, 1998.
(2) The number and percentage of shares owned by the following persons include the indicated number of shares owned through the Company's 401(k) Plan as of December 31, 1997: Mr. Henderson - 50,071; Ms. Grammig - 2,382; all directors and officers as a group - 52,453. The number and percentage of shares owned by the following persons include the indicated number of shares which such persons have been granted under the Company's Stock Performance Plan as of December 31, 1997 and which have satisfied the first condition for vesting:
     Mr. Henderson - 15,000; Ms. Grammig - 3,000; Mr. Zimmer - 2,184; all officers and directors as a group - 20,184. These Stock Performance Plan shares have voting rights, but the holders thereof have no power to sell or dispose of the shares, and the shares are subject to forfeiture. See "Executive Compensation - Long-Term Incentive Plans - Awards in Last Fiscal Year."
(3) Mr. Brown's ownership includes 72,334 shares owned by a son sharing his household, as to which beneficial ownership is disclaimed. Mr. Brown owns 2,727,732 shares in joint tenancy with his wife, and these shares have shared voting and investment power.
(4) All shares are held in joint tenancy with Mr. Bell's wife, and these shares have shared voting and investment power.
(5) Mr. Currey's ownership includes 36,000 shares held of record by his Individual Retirement Account.
(6) Mr. Henderson's ownership includes 1,500 shares owned by a daughter sharing his household, as to which beneficial ownership is disclaimed.
(7) All shares are owned by Mr. Hill's spouse, and he disclaims beneficial ownership of these shares.

<PAGE 7>

(8) Based upon information contained in a report filed by T. Rowe Price Associates, Inc. ("Price Associates") with the Securities and Exchange Commission, these securities are owned by various individuals and institutional investors, including T. Rowe Price Small Cap Value Fund (which owned 979,350 shares, representing 7.4% of the shares outstanding), for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. Under Securities and Exchange Commission rules, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates disclaims beneficial ownership of such securities.

                           MANAGEMENT

Directors and Executive Officers

      Set forth below is certain information concerning the Company's directors and executive officers. All directors and officers hold office for one-year terms or until their successors are elected and qualified.


                                                             Year First Became
Name                Positions                         Age         a Director
______________     ___________                        ____    _________________


J. Hyatt Brown      Chairman of the Board, President   60        1993
                     and Chief Executive Officer

Jim W. Henderson    Executive  Vice  President,        51        1993
                     Assistant Treasurer and Director

Kenneth E. Hill     Executive Vice President and       60        1993
                     Director

Samuel P. Bell,III  Director                           58        1993

Bradley Currey, Jr. Director                           67        1995

Theodore J. Hoepner Director                           56        1994

David H. Hughes     Director                           54        1997

Jan E. Smith        Director                           58        1997

William A. Zimmer   Vice President, Chief Financial    31         ---
                    Officer and Treasurer

Laurel L. Grammig   Vice President, Secretary and      39         ---
                    General Counsel

      J. Hyatt Brown. Mr. Brown has been the President and Chief Executive Officer of the Company since April 1993, and the Chairman of the Board of Directors since October 1994. Mr. Brown has been President and Chief Executive Officer of Brown & Brown, Inc., now a subsidiary of the Company, since 1961. He was a member of the Florida House of Representatives from 1972 to 1980, and Speaker of the House from 1978 to 1980. Mr. Brown serves on the Board of Directors of SunTrust Banks, Inc., SunTrust Bank, East Central Florida, N.A., International Speedway Corporation, The FPL Group, Inc., BellSouth Corporation, Rock-Tenn Company,
and First Floridian Auto and Home Insurance Company. He also serves on the Board of Trustees of Stetson University.

<PAGE 8>

      Jim  W.  Henderson.  Mr. Henderson served  as  Senior  Vice
President of the Company since April 1993, and was elected Executive Vice President in January of 1995. He has served as Senior Vice President of Brown & Brown, Inc. since 1989. He also served as Chief Financial Officer of Brown & Brown from 1985 through 1989.

      Kenneth  E.  Hill.    Mr.  Hill  has  been  Executive  Vice
President of the Company since April 1993. He has served as Executive Vice President of Brown & Brown, Inc. since 1981.

     Samuel P. Bell, III. Mr. Bell has been a shareholder of the law firm of Pennington, Moore, Wilkinson, Bell & Dunbar, P.A. since January 1, 1998 and also serves as Of Counsel to the law firm of Cobb, Cole & Bell. Prior to that, he was a shareholder and managing partner of Cobb Cole & Bell. He has served as counsel to Brown & Brown, Inc. since 1964. Mr. Bell was a member of the Florida House of Representatives from 1974 to 1988.

      Bradley Currey, Jr. Mr. Currey has been Chief Executive Officer of Rock-Tenn Company, a manufacturer of packaging and recycled paperboard products, since 1989, and has served as Chairman of the Board of Rock-Tenn since 1993. He also previously served as President (1978-1995) and Chief Operating Officer (1978-1989) of Rock-Tenn. Mr. Currey is a member of the Board of Directors of Genuine Parts Company and is the Chairman of the Board of Trustees of Emory University. He is also a past Chairman of the Federal Reserve Bank of Atlanta.

      Theodore J. Hoepner. Mr. Hoepner has been the Chairman of the Board, President and Chief Executive Officer of SunTrust Banks of Florida, Inc. since September 1, 1995. From 1990 through August 1995, he served as Chairman of the Board, President and Chief Executive Officer of SunBank, N.A. From 1983 through 1990, he was the Chairman of the Board and Chief Executive Officer of SunBank/Miami, N.A.

      David H. Hughes. Mr. Hughes became a director of the Company on October 30, 1997. He has been President of Hughes
Supply, Inc. since 1972, and has served as Chief Executive Officer since 1974 and Chairman of the Board of Directors since 1986. Mr. Hughes is a member of the Board of Directors of SunTrust Banks, Inc., Orlando Regional Healthcare Systems, Arnold Palmer Children's Hospital, Florida Tax Watch and Accord Industries.

      Jan E. Smith. Mr. Smith was elected to the Board of Directors on October 30, 1997. He has served as President of Jan Smith & Company, a commercial real estate and business investment firm, since 1978. Mr. Smith is also the managing general partner of Ramblers Rest Resort, Ltd., a recreational vehicle park in Venice, Florida, and President of Travel Associates, Inc., which owns and operates Trexler World Travel Service in Charlotte, North Carolina. Mr. Smith also serves on the Board of Directors of SunTrust Bank, Gulf Coast.

      William  A.  Zimmer.  Mr. Zimmer has been  Vice  President,
Chief  Financial Officer and Treasurer of the Company  since  May
1997.   Before  joining  the Company in 1996  as  Assistant

<PAGE 9>

Vice President of Finance, Mr. Zimmer was an Audit Manager with Price Waterhouse LLP in Milwaukee, Wisconsin from 1989 to 1996.

      Laurel  L.  Grammig.  Ms. Grammig has  been  Secretary  and
General Counsel of the Company since January 1994, and she became a Vice President in April 1994. She was a partner of the law firm of Holland & Knight from 1991 through 1993.

Meetings of the Board of Directors and Standing Committees

      During 1997, the Company's Board of Directors held five meetings. Each incumbent director attended at least 75% of the total number of Board meetings and meetings of committees of which he is a member.

       The Company's Board of Directors has a Compensation Committee and an Audit Committee. The Compensation Committee
currently consists of Samuel P. Bell, III (Chairman), J. Hyatt Brown, Bradley Currey, Jr., Theodore J. Hoepner, David H. Hughes and Jan E. Smith. The Compensation Committee recommends to the Board base salary levels and bonuses for the Chief Executive Officer and approves the guidelines used to determine salary levels and bonuses for the other executive officers of the Company. See "Executive Compensation _ Board Compensation
Committee Report on Executive Compensation." The Compensation Committee also reviews and makes recommendations with respect to the Company's existing and proposed compensation plans, and is responsible for administering the Company's Amended 1989 Stock Option Plan, the 1990 Employee Stock Purchase Plan, and the Stock Performance Plan. The Compensation Committee met four times in 1997.

     The members of the Audit Committee currently are Theodore J. Hoepner (Chairman), Samuel P. Bell, III, Bradley Currey, Jr., David H. Hughes and Jan E. Smith. The duties of the Audit Committee, which met four times during 1997, are to recommend to the Board of Directors the selection of independent certified public accountants, to meet with the Company's independent certified public accountants to review the scope and results of the annual audit, and to consider various accounting and auditing matters related to the Company, including its system of internal controls and financial management practices.

       The  Company  does not have a nominating committee.   This
function is performed by the Board of Directors.

Compensation of Directors

      Directors who are not employees of the Company are paid $3,000 for each Board meeting attended in person and $1,500 for each Board meeting attended by telephone. Directors receive $1,500 for each committee meeting attended if such meetings occur other than in conjunction with regularly scheduled quarterly Board meetings. In addition, directors are eligible to receive grants of stock options under the Company's Amended 1989 Stock
Option Plan. No option grants were made to directors in 1997. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of
Directors.   No  director

<PAGE 10>

who is an employee of the Company receives separate compensation for services rendered as a director.

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the outstanding shares of common stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

      Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons that no SEC Form 5s were required to be filed by those persons, the Company believes that during 1997, its officers, directors and ten percent beneficial owners timely complied with all applicable filing requirements.

<PAGE 11>

                     EXECUTIVE COMPENSATION

      The following table sets forth the compensation received by the Company's Chief Executive Officer and the four other highest paid executive officers (the "Named Executive Officers"), as well as the Company's former Chief Financial Officer, for services rendered to the Company for each of the three years in the period ended December 31, 1997.


Summary Compensation Table

                                         Annual Compensation

                                                            Other    All Other
Name and                                                    Annual     Compen-
Principal                                                  Compen-     sation
Position                     Year    Salary($)  Bonus($)  sation($)(1) ($)(2)

J. Hyatt Brown               1997    396,200    218,942   ---          6,400
 Chairman of the Board,      1996    377,000    187,450   ---          6,000
 President &  Chief          1995    342,250    163,500   ---          6,000
 Executive Officer

Jim W. Henderson             1997    271,936    148,000   ---          6,400
  Executive Vice President   1996    247,500    144,000   ---          6,000
                             1995    225,000    136,000   ---          6,000

Kenneth E. Hill              1997    251,120    ---       250,874(3)   6,400
 Executive Vice President    1996    309,753    ---       220,068(3)   6,000
                             1995    320,221    ---       118,000(3)   6,000

Laurel L. Grammig            1997    115,000     40,880   ---          5,993
  Vice President, Secretary  1996    105,000     35,000   ---          5,600
  & General Counsel          1995    100,000     25,000   ---          5,000

William A. Zimmer            1997     84,670     25,000   ---          3,435
  Vice President, Chief      1996(4)   9,519      1,200   ---          ---
  Financial Officer
  & Treasurer

James A. Orchard(5)          1997    110,850      ---    ---           5,906
  Former Vice President,     1996     95,500     36,800  ---           5,292
  Chief Financial Officer    1995     81,677     32,000  ---           4,547
  & Treasurer

__________

(1) See "Executive Compensation _ Long-Term Incentive Plans _ Awards in Last Fiscal Year" for a discussion of 1997 Stock Performance Plan grants.
(2) Amounts represent the Company's profit sharing and 401(k) plan matching contributions.
(3) Represents annual amounts accrued related to the deferred compensation agreement for Mr. Hill. See "Executive
     Compensation   _   Employment  and   Deferred   Compensation
     Agreements."
(4)  Mr. Zimmer joined the Company in November 1996.
(5) Mr. Orchard resigned his executive positions with the Company effective April 30, 1997.

<PAGE 12>

Option Grants in 1997

No stock options were granted to the Named Executive Officers in 1997.

Aggregate  Option Exercises in 1997 and December 31, 1997  Option
Values

     None of the Named Executive Officers exercised Company stock options during the year ended December 31, 1997, and none of the Named Executive Officers held unexercised Company stock options as of December 31, 1997.

Long-Term Incentive Plans _ Awards in Last Fiscal Year

      Grants of stock under the Company's Stock Performance Plan are intended to provide an incentive for key employees to achieve long-range performance goals of the Company, generally by providing incentives to remain with the Company for a long period after the grant date and by tying the vesting of the grant to appreciation of the Company's stock price. The table below sets forth the number of shares of performance stock granted to the Named Executive Officers in 1997 and the criteria for vesting.


                                                  Performance or Other Period
Name                 Number of Shares(1)(2)      Until Maturation or Payout(3)
____                 ________________            __________________________
J. Hyatt Brown             ---                                ---
Jim W. Henderson           ---                                ---
Kenneth E. Hill            ---                                ---
William  A. Zimmer        2,730                            15 years
Laurel L. Grammig          ---                                ---

________________

(1) None of the shares of performance stock granted to Mr. Zimmer has vested as of the date of this Proxy Statement. In order for the grants described above to fully vest, Mr. Zimmer would have to remain with the Company for a period of 15 years from the date of grant (subject to the exceptions set forth in footnote (3) below) and the Company's stock price would have to appreciate at a rate of 20% per year for the five-year period beginning on the grant date in 1997. For each 20% increase in the Company's stock price within such five-year period, dividends will be payable to Mr. Zimmer on 20% of the shares granted to him and Mr. Zimmer will have the power to vote such shares. Mr. Zimmer will not have any of the other indicia of ownership (e.g., the right to sell or transfer the shares) until such shares are fully vested. As of March 6, 1998, Mr. Zimmer had acquired dividend and voting rights with respect to 2,184 of these shares.
(2) The dollar value of the grant to Mr. Zimmer on the date of grant was $50,500. This value represents the number of shares granted multiplied by the closing market price of the Company's common stock on The Nasdaq Stock Market, where the Company shares were then traded, on the date of grant.
(3) If Mr. Zimmer's employment with the Company were to terminate before the end of the 15-year vesting period, Mr. Zimmer's interest in his shares would be forfeited unless
     (i) his employment with the Company terminates as a result of his death or disability, or (ii) the Compensation Committee, in its sole and absolute discretion, waives the conditions of the grant of performance stock.

<PAGE 13>

Employment and Deferred Compensation Agreements

      On  April 28, 1993, J. Hyatt Brown, Kenneth E. Hill and Jim
W. Henderson all entered into similar employment agreements with the Company. Each agreement may be terminated by either party upon 30 days advance written notice. Compensation under these agreements is at amounts agreed upon between the Company and each employee from time to time. Additionally, for a period of three years following the termination of employment, each agreement prohibits the employee from directly or indirectly soliciting or servicing the Company's customers.

      Brown & Brown, Inc., now a subsidiary of the Company, entered into a deferred compensation agreement with Kenneth E. Hill, dated April 27, 1993. The agreement provides that upon Mr. Hill's death, retirement, disability or other termination of employment, $2,891,106 is to be paid to Mr. Hill or his designee in ten equal annual installments, with no interest accruing, if such an event were to occur on or before March 31, 1998. If such an event occurs after March 31, 1998, the amount to be paid to Mr. Hill shall be the greater of $3,307,761 or an amount that varies based on the price of the Company's common stock.

Compensation Committee Interlocks and Insider Participation

      The members of the Company's Compensation Committee during 1997 were Samuel P. Bell, III (Chairman), J. Hyatt Brown, Bradley Currey, Jr., Theodore J. Hoepner, David H. Hughes and Jan E. Smith. Mr. Brown is the Company's Chairman, President and Chief Executive Officer.

      During 1997, Samuel P. Bell, III was a shareholder of the law firm of Cobb Cole & Bell, which performed services for the Company in 1997. That firm is expected to continue to perform legal services for the Company during 1998.

      J. Hyatt Brown is a significant shareholder and a director of Rock-Tenn Company, which is a customer of the Company. Rock-Tenn's Chairman and Chief Executive Officer, Bradley Currey, Jr., is a director of the Company and a member of the Company's Compensation Committee. During 1997, the Company received fees and commissions from Rock-Tenn Company aggregating approximately $1,287,000.

      Theodore J. Hoepner is the Chairman of the Board, President and Chief Executive Officer of SunTrust Banks of Florida, Inc., which is the parent company of SunTrust Bank, Central Florida,
N.A. In 1994, the Company established a $10 million line of credit with SunTrust Bank, Central Florida, N.A. The Company expects to continue to use SunTrust Bank, Central Florida, N.A. during 1998 for some of its cash management requirements. J. Hyatt Brown is a director of SunTrust Banks, Inc., the parent company of SunTrust Banks of Florida, Inc., and a director of SunTrust Bank, East Central Florida, N.A.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the
following   Board

<PAGE 14>
Compensation Committee Report on Executive Compensation and the Performance Graph shall not be incorporated by reference into any such filings.

Board Compensation Committee Report on Executive Compensation

     The Company's overall compensation philosophy is as follows:

- Attract and retain high-quality people, which is crucial to both the short-term and long-term success of the Company;

- Reinforce strategic performance objectives through the use of incentive compensation programs; and

- Create a mutuality of interest between the executive officers and shareholders through compensation structures that share the rewards and risks of strategic decision-making.

      Base Compensation. Salary levels for officers other than the Chief Executive Officer are determined by the Chief Executive Officer each year during the first quarter based upon the qualitative performance of each officer during the previous year and guidelines approved by the Compensation Committee. If an officer has had no change in duties, the percentage of annual salary increases for such officer generally ranges up to 5% of base salary. Exceptional performance may merit an increase larger than 5%.

      Annual Bonuses. Bonuses for managers of the Company's Retail Division profit centers are established by the profit center  manager  from a bonus pool allocated  to  that  manager's profit center through a pre-determined formula. For 1997, in each Retail Division profit center, the aggregate annual bonuses to be allocated among the employees of that profit center ranged from 3% to 12% of that profit center's operating profit before interest, amortization and profit center bonus. The 3% bonus level is met when the calculated operating profit is at least 18.5% of total revenues. For each approximate 1.3% increase in operating profit, the profit center bonus increases 1%, up to 10% for an operating profit percentage of 27.5%. If the profit center's operating profit percentage is equal to or greater than 28%, the aggregate bonus will be the maximum profit center bonus of 12% of the related operating profits. The annual bonus for Mr. Henderson, who served primarily as the profit center manager for the Daytona Beach retail operation, was established based on a subjective allocation of the aggregate profit center bonus earned by the Daytona Beach retail profit center.

      The bonuses for the executive officers who are not profit center managers are proposed by the Chief Executive Officer based primarily on objective criteria, such as the earnings growth of the Company as a whole or of the profit center in which such officer is located, and a subjective analysis of the officer's duties and performance. The proposed bonuses are reviewed by the Committee and either approved or revised.

      Long-Term  Compensation.   The  Committee  may  also  grant
incentive stock options and/or shares of performance stock to officers and other key employees based upon salary levels, sales

<PAGE 15>

production levels and performance evaluations. No stock options were granted to executive officers in 1997. Grants of performance stock were made in 1997 to certain of the Named Executive Officers, as well as to other non-executive employees of the Company. See "Executive Compensation _ Long-Term Incentive Plans _ Awards in Last Fiscal Year."

      CEO Compensation.  With respect to the salary and bonus  of
J. Hyatt Brown, the Chairman, President and Chief Executive Officer of the Company, the Compensation Committee annually sets these amounts by reference to the general operating performance of the Company. The performance criteria most closely examined by the Committee are improvements in the Company's earnings per share and net income, as well as the continuing growth of the Company's business. The Committee also considers salary levels of chief executive officers in companies similar to the Company and makes adjustments believed appropriate based upon the differences in size of the peer companies as compared to the Company. The Committee reports the salary and bonus amounts recommended for the Chief Executive Officer to the full Board of Directors and responds to questions, if any. At that time, the Board may change salary levels or bonus amounts.

      The $218,942 bonus recommended by the Committee (excluding Mr. Brown, who did not participate in this determination) and approved by the Board (excluding Mr. Brown) is 16.8% higher than Mr. Brown's 1996 bonus. This increase reflects the 16.8% increase in the Company's earnings per share over 1996. Mr. Brown's 1997 salary was 5.1% higher than his 1996 salary.

      The financial performance of the Company during 1997 was at the expected budgeted levels, and the Committee took this into consideration in establishing compensation levels.

                              COMPENSATION COMMITTEE

                              Samuel P. Bell, III (Chairman)
                              J. Hyatt Brown
                              Bradley Currey, Jr.
                              Theodore J. Hoepner
                              David H. Hughes
                              Jan E. Smith

<PAGE 16>
                        PERFORMANCE GRAPH


      The following graph is a comparison of five-year cumulative total returns for the Company's common stock as compared with the cumulative total return for The Nasdaq Stock Market (U.S.) Index, the Standard & Poor's 500 Index, and a group of peer insurance broker and agency companies (Aon Corporation, Arthur J. Gallagher & Co., Hilb, Rogal and Hamilton Company, and Marsh & McLennan Companies, Inc.). The returns of the companies have been weighted according to their respective stock market capitalizations as of January 1, 1997, for purposes of arriving at a peer group average. The total return calculations are based upon an assumed $100 investment on December 31, 1992, with all dividends reinvested.


                              1992    1993     1994    1995    1996     1997
                              ____    ____     ____    ____    ____     ____
Poe  &  Brown, Inc.           100     109.10   134.80  156.45  169.25   280.89

NASDAQ Stock Market (U.S.)    100     114.79   112.21  158.56  195.17   237.40

S&P   500  Index              100     107.06   105.41  141.37  170.01   222.72

Peer Group of Insurance
 Agents  and  Brokers         100      94.40    95.63  130.17  157.39   220.60


     The Company's common stock traded on The Nasdaq Stock Market until December 8, 1997, when the Company effected a listing of the stock on the New York Stock Exchange. The Nasdaq Stock Market (U.S.) Index is included in the graph above for transitional purposes. Henceforth, the Company will report the Standard & Poor's 500 Index in the performance graph. In the peer group index, Aon Corporation has replaced Alexander & Alexander Services, Inc. ("A&A"), which had previously appeared in the index. Aon Corporation acquired A&A in 1997.

      The Company cautions that the stock price performance shown in the graph should not be considered indicative of potential future stock price performance.


<PAGE 17>

               PROPOSAL 1 - ELECTION OF DIRECTORS

      The eight nominees for election as directors at the Meeting are J. Hyatt Brown, Samuel P. Bell, III, Bradley Currey, Jr., Jim
W. Henderson, Kenneth E. Hill, Theodore J. Hoepner, David H. Hughes and Jan E. Smith. Information concerning each of the nominees is set forth under the caption "Management _ Directors and Executive Officers." All nominees are now members of the Board of Directors. If elected, each of the nominees will serve a one-year term until the next Annual Meeting of Shareholders.

      Approval of the election of directors will require a plurality of the votes cast at the Meeting, provided a quorum is present. Unless otherwise indicated, votes will be cast pursuant to the accompanying proxy FOR the election of these nominees. Should any nominee become unable or unwilling to accept nomination or election for any reason, it is expected that the resulting vacancy will not immediately be filled. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve if elected.


     PROPOSAL 2 - AMENDMENT TO ARTICLES OF INCORPORATION TO
           INCREASE AUTHORIZED SHARES OF COMMON STOCK

Description of Proposed Amendment

      The Board of Directors of the Company has adopted an amendment to the Company's Articles of Incorporation to increase the number of shares of common stock, $.10 par value, authorized for issuance from 18,000,000 shares to 70,000,000 shares. The Board of Directors has directed that such proposed amendment be submitted to the shareholders of the Company at the Meeting for their approval.

Reasons for the Proposed Amendment

      The number of authorized shares of common stock of the Company is currently 18,000,000 shares. As of March 6, 1998, 13,221,016 shares of common stock were outstanding and 706,983 shares were reserved for issuance pursuant to the Company's employee stock plans, leaving 4,072,001 unissued shares not reserved.

      The Board believes that it is prudent to have additional authorized shares of common stock readily available for issuance in connection with possible future acquisition transactions and financings, as well as for issuance under employee benefit plans and for other general corporate purposes. The proposed amendment would also provide a reserve of shares available for issuance in connection with possible stock splits or stock dividends.

      Currently, the Company has no commitments requiring the issuance of additional shares of common stock for these or other purposes, other than possible future issuances pursuant to existing share reservations for the Company's employee stock
plans.    However,  the  Company  is

<PAGE 18>

continually involved in discussions with third parties concerning possible acquisitions, some of which could involve the issuance of additional shares. In addition, the Board of Directors has appointed a special committee to evaluate whether it would be in the Company's interests to adopt a shareholder rights plan. Such a plan could provide management with an enhanced capacity to counteract the efforts of unfriendly tender offerors through the issuance of additional securities. A rights plan could also strengthen the ability of the Board to resist undesirable takeovers and provide maximum value for the Company's shareholders. No decision has yet been made concerning whether to enact such a plan.

       Having additional authorized shares of common stock available for issuance in the future would allow the Board of Directors to issue shares in acquisitions and through public and private sales of securities without the delay and expense associated with seeking shareholder approval (other than shareholder approval required by applicable laws or the rules of the New York Stock Exchange or any other national securities exchange on which shares of the Company's common stock are then listed). Elimination of such delays and the expense occasioned by the necessity of obtaining shareholder approval will better enable the Company to engage in acquisitions and take advantage of changing market and financial conditions on a more competitive basis, as determined by the Board of Directors.

Vote Required And Board Recommendation

      Approval of the proposed amendment requires the affirmative vote of owners of a majority of the outstanding shares of the Company's common stock entitled to vote in person or by proxy at the Meeting, at which a quorum is present and voting. The Board of Directors unanimously approved the amendment and recommends that shareholders vote FOR the proposal to amend the Articles of Incorporation.

   PROPOSAL 3 - AMENDMENT TO 1990 EMPLOYEE STOCK PURCHASE PLAN

General

      On January 16, 1998, the Company's Board of Directors amended the 1990 Employee Stock Purchase Plan (the "Purchase
Plan") and approved submission of the amendment to the shareholders for their approval. The Purchase Plan was initially adopted by the Board of Directors and approved by the shareholders in 1990. The amendment to the Purchase Plan increases the number of shares available for purchase under the Purchase Plan from 375,000 to 750,000 shares. A copy of the Purchase Plan may be obtained upon written request to the Company's Corporate Secretary at the address listed on page 16.

Plan Description

      The following summary describes the principal features of the Purchase Plan. The purpose of the Purchase Plan is to advance the interests of the Company and its shareholders by facilitating the acquisition and ownership of shares of common stock of the Company by

<PAGE 19>

employees of the Company so that their proprietary interests in the Company's continued success and their continuance as employees may be encouraged.

      The Purchase Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). Once during each successive period of twelve calendar months, the
Company may make offerings to eligible employees to purchase shares of the Company's common stock under the Purchase Plan. With respect to each such offering, the Committee specifies a calendar month in which eligible employees may elect to participate in an offering (the "Offering Period") and the maximum number of shares that may be purchased under the offering by all eligible employees.

      Any person who is employed by the Company on the first day of the Offering Period other than (a) an employee whose customary employment is 20 hours or less per week, and (b) an employee whose customary employment is for not more than 5 months in any calendar year, is eligible to participate in the Purchase Plan beginning on the first day of the month following that person's completion of 30 days employment with the Company. Directors who are not officers or employees of the Company are not eligible to participate in the Purchase Plan. In addition, no employee may subscribe for any shares under the Purchase Plan if such employee, immediately after such subscription, would own shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company. It is estimated that as of December 31, 1997, approximately 1,000 individuals were eligible to participate in the Purchase Plan.

     All eligible employees may purchase shares during the twelve calendar months beginning on the first day of the calendar month immediately following the Effective Date (the "Purchase Period"). The Effective Date is the tenth business day of the first calendar month immediately following the Offering Period specified by the Committee. The purchase price for shares under any offering is 85% of the lesser of (a) the fair market value of the shares as of the Effective Date (the "Initial Offering Price"), or (b) the fair market value of the shares as of the last business day of the Purchase Period (the "Alternate Offering Price"). As of March 6, 1998, the closing price for shares of the Company's common stock on the New York Stock Exchange was $38.00 per share.

      Eligible employees may subscribe to purchase shares by authorizing payroll deductions of not less than $2.00 per pay period and not exceeding 10% of the employee's base pay. Payroll deductions are made in approximately equal amounts for each employee's pay period, which shall aggregate the purchase price of the shares subject to subscription based on the Initial Offering Price.

      Subject to restrictions imposed by applicable law, if the total number of shares that all eligible employees elect to purchase under any offering exceeds the shares available for purchase  under  that offering, the Committee makes  a  pro  rata allocation of all of the available shares among such participating employees, based upon the ratio that the dollar amount of each employee's subscription bears to the aggregate dollar amount of all participating employees' subscriptions.

<PAGE 20>

      The Board of Directors may amend or terminate the Purchase Plan at any time, except that the Board may not, without shareholder approval, (a) increase the maximum number of shares that may be purchased under the Purchase Plan, (b) reduce the purchase price per share, or (c) make any change or addition that is inconsistent with the requirements of applicable tax laws. No amendment of the Purchase Plan, without the consent of the holder of any outstanding subscription, may materially and adversely affect such participating employee's rights with respect to such subscription.

      Because the purchase of shares under the Purchase Plan is discretionary with all eligible employees and the valuation date for the Company's securities under the Purchase Plan occurs at a future date, the actual benefit or amounts that may be received by or allocated to Company employees under the Purchase Plan cannot be determined. Therefore, it would not be meaningful to include information as to the amount or value of shares that would be distributable to all employees, or to groups of employees, or to any particular employee.

Vote Required and Board Recommendation

      Of the 375,000 shares currently reserved under the Purchase Plan, only 64,510 shares remained available for issuance as of March 6, 1998. The Board of Directors believes that these shares will be exhausted within the next two years and has adopted an amendment to increase the number of shares that may be issued under the Purchase Plan to 750,000. In all other respects, the Purchase Plan will remain unchanged. The proposed amendment will be approved if the votes cast by holders of shares represented at the Meeting and entitled to vote favoring approval of the amendment exceed the votes cast opposing approval of the amendment. The Board of Directors unanimously approved the amendment to the Purchase Plan and recommends a vote FOR the proposal to approve the amendment.

        PROPOSAL 4 - AMENDMENT TO STOCK PERFORMANCE PLAN

General

       On January 16, 1998, the Company's Board of Directors amended the Company's Stock Performance Plan (the "Performance
Plan")   and  approved  submission  of  the  amendment   to   the
shareholders for their approval. The Performance Plan was initially adopted by the Board of Directors in 1995 and approved by the shareholders in 1996. The amendment to the Performance Plan increases the number of shares available for issuance under the Performance Plan from 600,000 to 900,000. A copy of the
Performance Plan may be obtained upon written request to the Company's Corporate Secretary at the address listed on page 16.

<PAGE 21>

Plan Description

      The following summary describes the principal features of the Performance Plan. The purpose of the Performance Plan is to attract and retain key employees, provide an incentive for key employees to achieve long-range performance goals, and enable such employees to share in the successful performance of the Company's common stock, as measured against pre-established performance goals.

      The Performance Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). Any full-time salaried employee of the Company is eligible to receive a grant of shares of the Company's common stock under the Performance Plan ("Performance Stock"). Although the Performance Plan does not restrict participation to any class of employees, the Company expects that participation will be limited to a select group of Company leaders (including non-executive officers) deemed by the Committee to be key to the successful operation of the Company. As of December 31, 1997, the Company had 1,082 full-time equivalent employees, all of whom (other than Committee members) were eligible to participate in the Performance Plan.

      An employee's interest in the shares of Performance Stock granted to him or her will become fully vested and nonforfeitable upon such employee's completion of fifteen years of continuous service for the Company following the date of the grant, provided any other conditions specified by the Committee have been satisfied. If such employee's employment terminates before the end of such fifteen-year period, the employee's interest in the granted shares will be forfeited unless (i) the employee has attained age 64, (ii) the employee's employment with the Company terminates as a result of his or her death or disability, or
(iii) the Committee, in its sole and absolute discretion, waives the conditions of the grant.

      In its discretion, the Committee may make a grant of Performance Stock effective only upon the satisfaction of one or more additional conditions that the Committee deems appropriate under the circumstances for key employees in general or for a key employee in particular. Such conditions in the past have related to objective standards for stock price appreciation, but future grants may also be tied to employment performance or other factors.

      If a cash dividend is declared on a share of Performance Stock after the date that any stock performance, employment or other condition attached to the grant has been satisfied (the "Condition Satisfaction Date"), but before the employee's interest in the Performance Stock is forfeited or becomes fully vested and nonforfeitable, the Company will pay the cash dividend directly to the employee. If a stock dividend is declared on a share of Performance Stock after the Condition Satisfaction Date, but before the employee's interest in the Performance Stock is forfeited or becomes fully vested and nonforfeitable, the stock dividend will be treated as part of the grant of the related Performance Stock, and the employee's interest in such stock dividend will be forfeited or become nonforfeitable at the same time as the Performance Stock with respect to which the stock dividend was paid is forfeited or becomes nonforfeitable. An employee will be allowed to exercise voting rights with respect to a share of Performance Stock

<PAGE 22>

after the Condition Satisfaction Date, but before the employee's interest in the Performance Stock is forfeited or becomes fully vested and nonforfeitable.

      Shares of stock granted to an employee will cease to be Performance Stock at such time as the employee's interest in such shares becomes fully vested and nonforfeitable under the Performance Plan, and the certificate representing such shares will then be transferred to such employee. Shares subject to the Performance Plan will be reserved to the extent the Company deems appropriate from authorized but unissued shares of common stock and from issued shares of common stock that have been reacquired by the Company. Furthermore, any shares of Performance Stock that are forfeited by employees under the Performance Plan shall again become available for issuance under the Performance Plan.

      If the Company agrees to sell all or substantially all of its assets or agrees to any merger, reorganization, or other corporate transaction in which its common stock is converted into another security or into the right to receive securities or property, and such agreement does not provide for the assumption or substitution of shares of Performance Stock granted under the Performance Plan, all such shares of Performance Stock will become fully vested and nonforfeitable. In the event of a Change in Control (as defined below), the Board of Directors has the right to take such action with respect to any shares of Performance Stock as the Board deems appropriate under the circumstances. Furthermore, the Board of Directors has the right to take different action with respect to different employees or different groups of employees as the Board deems appropriate under the circumstances. The term "Change in Control" means (i) the acquisition of the power to direct, or cause the direction of, the management and policies of the Company by a person or entity not previously possessing such power, acting alone or in conjunction with others, whether through ownership of stock, by contract or otherwise, or (ii) the acquisition, directly or indirectly, of the power to vote 20% or more of the Company's outstanding common stock by a person, entity or group. Notwithstanding the foregoing, all shares of Performance Stock will become fully vested and nonforfeitable in the event of (a) any tender or exchange offer for the Company's common stock accepted by a majority of the shareholders of the Company, or (b) the death of J. Hyatt Brown, the Company's Chairman, President and Chief Executive Officer, and the subsequent sale of the shares owned by Mr. Brown prior to his death.

      The Performance Plan may be amended by the Board of Directors, except that no amendment to the Performance Plan may be made without the approval of the shareholders of the Company if the effect of the amendment would be (i) to increase the number of shares of stock reserved for issuance under the Performance Plan, (ii) to change the class of employees eligible for grants of Performance Stock or to otherwise materially modify the requirements as to eligibility for participation in the Performance Plan, or (iii) to otherwise materially increase the benefits accruing to employees under the Performance Plan.

       The Board of Directors may suspend the granting of Performance Stock under the Performance Plan at any time and may terminate the Performance Plan at any time, except that the Board may not modify, amend or cancel any shares of Performance Stock granted before such suspension or termination unless (i) the employee to whom the Performance Stock has been

<PAGE 24>

granted consents in  writing to such modification, amendment or cancellation, (ii) a dissolution or liquidation of the Company has occurred, (iii) the amendment is made to reflect an equitable adjustment for a change in the Company's capitalization (such as a stock split or stock dividend), or (iv) the Company has engaged in a merger, reorganization, sale of substantially all its assets, or  similar
transaction,   in  which  case  the  shares  will   either   vest
immediately or appropriate provisions will be made for the assumption or substitution of shares of Performance Stock.

      No shares of Performance Stock may be granted on or after the earlier of the following dates: (i) the tenth anniversary of the effective date of the Performance Plan, in which event the Performance Plan will otherwise continue in effect until all Performance Stock theretofore granted has been forfeited or the conditions for nonforfeitability have been completely satisfied; or (ii) the date on which all the shares of stock reserved for issuance under the Performance Plan have, as a result of the satisfaction of the conditions for nonforfeitability, been issued or no longer are available for use under the Performance Plan, in which event the Performance Plan also will terminate on such date.

       Because the employees chosen to participate in the Performance Plan, the number of shares to be issued to such employees, and the conditions applicable to such grants are within the sole and absolute discretion of the Committee, the actual benefit or amounts that may be received by or allocated to Company employees under the Performance Plan cannot be determined. Therefore, it would not be meaningful to include information as to the amount or value of shares that would be distributable to all employees, or to groups of employees, or to any particular employee.

Vote Required and Board Recommendation

      Of the 600,000 shares currently reserved for issuance under the Performance Plan, only 213,855 shares remained available for grants as of March 6, 1998. The Board of Directors believes that these shares may be exhausted within the next few years, and has adopted an amendment to increase the number of shares that may be issued under the Performance Plan to 900,000. In all other respects, the Performance Plan will remain unchanged. The amendment to the Performance Plan will be approved if the votes cast by holders of shares represented at the Meeting and entitled to vote favoring approval of the amendment exceed the votes cast opposing approval of the amendment. The Board of Directors unanimously approved the amendment to the Performance Plan and recommends a vote FOR the proposal to amend the Performance Plan.

 INFORMATION CONCERNING INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      Representatives of Arthur Andersen LLP, independent public auditors for the Company for fiscal 1997 and for the current year, are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions posed by shareholders.


<PAGE 25>

                    PROPOSALS OF SHAREHOLDERS

       Proposals of shareholders intended for presentation at the 1999 annual meeting must be received by the Company on or before November 23, 1998, in order to be included in the Company's proxy statement and form of proxy for that meeting.

                          OTHER MATTERS

       The Company will provide to any shareholder, upon the written request of such person, a copy of the Company's Annual Report on Form 10-K, including the financial statements and the schedules thereto, for its fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934. Any such request should be directed to Poe & Brown, Inc., 401 East Jackson Street, Suite 1700, Tampa, Florida 33602, Attention: Corporate Secretary. No charge will be made for copies of such annual report; however, a reasonable charge will be made for copies of the exhibits.


                                   By  Order  of  the  Board  of Directors


                                   /s/ LAUREL L. GRAMMIG

                                   Laurel L. Grammig
                                   Secretary
Tampa, Florida
March 24, 1998


<PAGE 26>
                        POE & BROWN, INC.

220  South  Ridgewood Avenue                   401  East  Jackson
Street, Suite 1700
Daytona Beach, Florida 32114                 Tampa, Florida 33602

                              PROXY

   This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned hereby appoints Laurel L. Grammig and William A. Zimmer, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them or their substitutes to represent and to vote, as designated below, all the shares of common stock of Poe & Brown, Inc. held of record by the undersigned on March 6, 1998, at the Annual Meeting of Shareholders to be held on April 29, 1998, or any adjournments thereof.

1. ELECTION  OF DIRECTORS  FOR all nominees listed below  WITHHOLD AUTHORITY
                           (except as marked to the       to vote for all
                             contrary below) ___           nominees listed
                                                            below ___

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)

      J.  Hyatt Brown; Samuel P. Bell, III; Bradley Currey, Jr.;
      Jim W. Henderson; Kenneth E. Hill; Theodore J. Hoepner;
      David H. Hughes; Jan E. Smith

2.   PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO
     INCREASE  THE  NUMBER OF AUTHORIZED SHARES OF  COMMON  STOCK
     FROM 18,000,000 TO 70,000,000

     ___  FOR         ___   AGAINST           ___  ABSTAIN

3.   PROPOSAL  TO AUTHORIZE 375,000 ADDITIONAL SHARES  OF  COMMON
     STOCK  FOR  ISSUANCE  UNDER  THE  COMPANY'S  EMPLOYEE  STOCK
     PURCHASE PLAN

    ___  FOR          ___  AGAINST            ___  ABSTAIN

4.   PROPOSAL  TO AUTHORIZE 300,000 ADDITIONAL SHARES  OF  COMMON
     STOCK  FOR  ISSUANCE UNDER THE COMPANY'S  STOCK  PERFORMANCE
     PLAN

    ___  FOR          ___  AGAINST            ___  ABSTAIN

5. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

      This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposals 1-4.

      Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                              DATED ______________________, 1998

                              ___________________________________
                              Signature


                              _____________________________________
                              Signature if held jointly

PLEASE MARK , SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.